- -------------------------------------------------------------------------------------------------------------------


                                                                                                         Exhibit 11
- -------------------------------------------------------------------------------------------------------------------







COMPUTATION OF NET INCOME (LOSS) PER SHARE
- -------------------------------------------------------------------------------------------------------------------

                                                            Quarter Ended                        Six Months Ended
                                               June 30, 1996    June 30, 1995       June 30, 1996     June 30, 1995
- -------------------------------------------------------------------------------------------------------------------



PRIMARY
Computation of income (loss)
  per common and common
  equivalent share:

 Net income (loss)                               $ (447,346)     $    32,802          $ (804,337)       $ (240,170)
                                                 ===========     ============         ===========       ===========


 Average shares outstanding                      10,629,975        9,893,391          10,300,410         9,885,357

 Add shares applicable to stock
  options & warrants (1)                                  -          455,529                   -                 -

 Add shares  applicable to stock
 options & warrants prior to
 conversion,  using average market
  price prior to conversion (1)                           -             5,358                  -                -
                                                  ----------       ----------          ----------         ---------

  Total shares                                   10,629,975       10,354,278          10,300,410         9,885,357
                                                 ===========      ===========         ===========       ==========

  Per common share:
   Net income (loss) (1)                      $       (0.04)   $        0.00       $       (0.08)    $       (0.02)
                                              ==============   ==============      ==============    ==============

- -------------------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.

(2)      Per share data is shown after the 3-for-1 split.


                                                                                                  Exhibit 11-page 2
- -------------------------------------------------------------------------------------------------------------------









COMPUTATION OF NET INCOME (LOSS) PER SHARE
- -------------------------------------------------------------------------------------------------------------------

                                                            Quarter Ended                        Six Months Ended
                                               June 30, 1996    June 30, 1995       June 30, 1996     June 30, 1995
- -------------------------------------------------------------------------------------------------------------------



FULLY DILUTED
Computation of income (loss)
 per common and common
 equivalent share:

 Net income (loss)                               $ (447,346)     $    32,802          $ (804,337)       $ (240,170)
                                                 ===========     ============         ===========       ===========


 Average shares outstanding                      10,629,975        9,893,391          10,300,410         9,885,357

 Add shares applicable to stock
  options & warrants (1)                                  -          462,969                   -                 -

 Add shares  applicable to stock
 options & warrants prior to
 conversion,  using average market
 price prior to conversion (1)                           -             5,445                  -                -
                                                  ----------       ----------          ----------         ---------

  Total shares                                   10,629,975       10,361,805          10,300,410         9,885,357
                                                 ===========      ===========         ===========       ==========

  Per common share:
   Net income (loss) (1)                      $       (0.04)   $        0.00       $       (0.08)    $       (0.02)
                                              ==============   ==============      ==============    ==============

- -------------------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.

(2)      Per share data is shown after the 3-for-1 split.